STATE STREET
200 Clarendon Street * Boston, MA 02116-5021

FORM N-SAR
Exhibit 99.77Q3

THE MAINSTAY FUNDS
811-4550
For Period Ended 10/31/10

THE MAINSTAY FUNDS

Item 15:  Additional Sub Custodians

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15 correctly, the remaining sub custodians are as follows:

ING Bank Ukraine
Kiev, Ukraine

State Street Bank and Trust Company
Edinburgh, Scotland

DTCC/New York Window
New York, NY

Banco Itau Uruguay S.A.
Montevideo, Uruguay

Citibank N.A.
Caracas, Venezuela

Hongkong & Shanghai Banking Corp. Ltd.
Ho Chi Minh City, Vietnam

Barclays Bank of Zambia Plc.
Lusaka, Zambia

Barclays Bank of Zimbabwe
Harare, Zimbabwe